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                                                                    EXHIBIT 1(R)

                           PACIFIC HORIZON FUNDS, INC.
                              ARTICLES OF AMENDMENT

                  PACIFIC HORIZON FUNDS, INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland (the "Corporation"), certifies that:

                  FIRST: The Charter of the Corporation is amended by reclassifying all of the shares of the Corporation's Class H Common Stock as shares of the Corporation's Class I Common Stock.

                  SECOND:  Upon effectiveness of these Articles of
Amendment:

                           (a)      All the assets and liabilities belonging to
the Corporation's Class H Common Stock shall be conveyed, transferred and delivered to the Corporation's Class I Common Stock, and shall thereupon become and be assets and liabilities belonging to Class I Common Stock;

                           (b)      All of the issued and outstanding shares of
the Corporation's Class H Common Stock, par value $.001 per share, will be automatically, and without the need of any further act or deed, reclassified as an equal number of full and fractional, issued and outstanding, shares of the Corporation's Class I Common Stock, par value $.001 per share.

                           (c)      Open accounts on the share records of the
Corporation's Class I Common Stock shall be established representing the appropriate number of shares of Class I Common

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Stock owned by each former holder of Class H Common Stock as a result of the reclassification.

                  THIRD: This amendment shall not increase the authorized capital stock of the Corporation. The amendment reclassifies the 1,000,000,000 authorized shares of Class H Common Stock as 1,000,000,000 additional shares of Class I Common Stock but does not amend the description of any class of stock as set forth in the Charter.

                  FOURTH: Outstanding certificates representing issued and outstanding shares of Class H Common Stock immediately prior to these Articles of Amendment becoming effective shall, upon these Articles becoming effective, be deemed to represent the same number of shares of Class I Common Stock. Certificates representing shares of Class I Common Stock resulting from the aforesaid reclassification need not be issued until certificates representing the shares of Class H Common Stock so reclassified, if issued, have been received by the Corporation or its agent duly endorsed for transfer.

                  FIFTH: This amendment has been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation entitled to vote thereon.

                  SIXTH: These Articles of Amendment shall be effective as of 4:59 p.m., July 9, 1993.

                  IN WITNESS WHEREOF, PACIFIC HORIZON FUNDS, INC. has caused these Articles of Amendment to be signed in its name and

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on its behalf by its President, and attested by its Secretary, on the 2nd day of July, 1993.

ATTEST:                                PACIFIC HORIZON FUNDS, INC.

/s/ W. Bruce McConnel, III             By: /s/ Thomas M. Collins
-----------------------------              --------------------------
W. Bruce McConnel, III                 Thomas M. Collins
Secretary                              President

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                                   CERTIFICATE

                  The undersigned, President of Pacific Horizon Funds, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and certifies that to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to authorization and approval are true in all material respects, under the penalties of perjury.

Dated:  July 2, 1993                        /s/ Thomas M. Collins
                                            -------------------------
                                                Thomas M. Collins
                                                President

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